Exhibit 4.2

EXECUTION VERSION

LINCARE HOLDINGS INC., as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of October 31, 2007

2.75% Convertible Senior Debentures Due 2037–Series B

i

Section 10.07.	Notice of Supplemental Indentures	76

ARTICLE 11

CONTINGENT INTEREST
Section 11.01.	Contingent Interest	76
Section 11.02.	Payment of Contingent Interest	77
Section 11.03.	Contingent Interest Notification	77

ARTICLE 12

MISCELLANEOUS

Section 12.01.	Conflict with Trust Indenture Act	77
Section 12.02.	Notices	78
Section 12.03.	Disclosure of Names and Addresses of Holders	79
Section 12.04.	Compliance Certificates and Opinions	79
Section 12.05.	Acts of Holders	80
Section 12.06.	Benefits of Indenture	81
Section 12.07.	Legal Holidays	81
Section 12.08.	Governing Law; Waiver of Trial by Jury	81
Section 12.09.	No Adverse Interpretation of Other Agreements	82
Section 12.10.	No Personal Liability of Directors, Officers, Employees and Stockholders	82
Section 12.11.	Successors and Assigns	82
Section 12.12.	Multiple Counterparts	82
Section 12.13.	Separability Clause	82
Section 12.14.	Schedules and Exhibits	82
Section 12.15.	Effect of Headings and Table of Contents	82

EXHIBIT A Form of Security		A-1
-	Assignment Form
-	Form of Conversion Notice
-	Form of Notice of Redemption
-	Form of Notice of Repurchase
-	Form of [Repurchase][Fundamental Change Purchase] Notice
-	Form of Certificate to be Delivered upon Exchange or Registration of Transfer of Restricted Securities

v

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section(s)
Section	310(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	N.A. **
	(a)(4)	N.A.
	(a)(5)	8.09
	(b)	8.08
	(c)	N.A.
Section	311(a)	8.13
	(b)	8.05
	(c)	N.A.
Section	312(a)	2.06
	(b)	12.03
	(c)	12.03
Section	313(a)	8.14 (a)
	(b)(1)	N.A.
	(b)(2)	8.14 (a)
	(c)	8.14 (a)
	(d)	8.14 (b)
Section	314(a)	5.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.04
	(f)	N.A.
Section	315(a)	8.01 (b)
	315(b)	8.02
	315(c)	8.01 (a)
	315(d)	8.01 (c)
	315(d)(2)	8.01 (c)
	315(d)(3)	8.01 (c)
	315(e)	7.14
Section	316(a) (last sentence)	2.10
	316(a)(1)	7.12, 7.13
	316(a)(2)	N.A.
	316(b)	7.08
	316(c)	12.05(e)
Section	317(a)	7.03, 7.04(a)
	317(b)	2.04
Section	318(a)	12.01
	318(c)	12.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE, dated as of October 31, 2007, is between Lincare Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 2.75% Convertible Senior Debentures Due 2037–Series B.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Base Conversion Price” means a dollar amount (initially $51.27) derived by dividing $1,000 principal amount by the Base Conversion Rate, rounded to the nearest cent.

“Base Conversion Rate” means 19.5044 shares of Common Stock for each $1,000 principal amount of Securities, subject to adjustment pursuant to the provisions of this Indenture.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

“Board Resolution” means, with respect to any Person, a duly adopted resolution (or other similar action) of the Board of Directors of such Person.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Company; or

(2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person other than any such transaction where immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all outstanding Voting Stock of the Company, “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee person; or

(3) during any consecutive two-year period, the Continuing Directors cease for any reason to constitute a majority of the board of directors of the Company; or

(4) the adoption of a plan of liquidation or dissolution of the Company.

For the purposes of this definition “Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who was (a) a member of such board of directors on the date of this Indenture or (b) nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

Notwithstanding the foregoing, it will not constitute a Change of Control if at least 90% of the consideration for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock and any associated rights listed on a United States national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into cash and/or such common stock.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Sale Price” of the Company’s Common Stock or any other securities on any Trading Day means the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ Global Select Market, or, if the Company’s Common Stock or such securities are not listed on the NASDAQ Global Select Market, as reported by the principal national securities exchange on which the Company’s Common Stock or such securities are listed, or if no such prices are available, the Closing Sale Price per share shall be the fair value of a share of Common Stock or other security as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any successor common stock thereto.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Contingent Interest” has the meaning specified in Section 11.01. All references herein to interest accrued or payable as of any date shall include any Contingent Interest accrued or payable as of such date as provided in Section 11.

“Conversion Reference Period” means:

(1) for Securities that are converted during the one month period prior to the Final Maturity Date of such Securities, the 20 consecutive Trading Days beginning on the 22nd Scheduled Trading Day prior to the Final Maturity Date, subject to any extension due to a Market Disruption Event;

(2) for Securities that are converted after the Company has specified a Redemption Date, the 20 consecutive Trading Days beginning on the third Trading Day following the Redemption Date; and

(3) in all other instances, the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Value” means the average of the Daily Conversion Values for each of the 20 consecutive Trading Days of the applicable Conversion Reference Period.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 150 Fourth Avenue North, 2nd Floor, Nashville, Tennessee 37219, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Daily Conversion Rate” means

(1) with respect to any Trading Day occurring prior to November 1, 2014, (a) if the Volume Weighted Average Price of Common Stock is less than or equal to the Base Conversion Price, then the Daily Conversion Rate will mean the Base Conversion Rate, or (b) if the Volume Weighted Average Price of Common Stock is greater than the Base Conversion Price, then the Daily Conversion Rate will be determined in accordance with the following formula:

BCR +	[	(VWAP – BCP)	X	ISF	]
VWAP

where

BCR = the Base Conversion Rate;

VWAP = the Volume Weighted Average Price per share of Common Stock for such Trading Day;

BCP = the Base Conversion Price; and

ISF = the Incremental Share Factor.

(2) with respect to any Trading Day occurring on or after November 1, 2014, the Daily Conversion Rate will mean the average of the 20 Daily Conversion Rates determined as set forth above for the 20 consecutive Trading Days ending immediately prior to November 1, 2014, subject to adjustment pursuant to the provisions of this Indenture.

Notwithstanding the foregoing, in no event will the Daily Conversion Rate exceed the Maximum Conversion Rate.

“Daily Conversion Value” means, with respect to any Trading Day, for each $1,000 principal amount of Securities, an amount equal to the product of (i) the applicable Daily Conversion Rate and (ii) the Volume Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Share Amount” means, for each Trading Day of the applicable Conversion Reference Period and each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined by the following formula:

(VWAP X CR) – $1,000
VWAP X 20

where

VWAP = the Volume Weighted Average Price per share of Common Stock on such Trading Day; and

CR = the applicable Daily Conversion Rate.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means November 1, 2037.

“Fixed Conversion Rate” means the Daily Conversion Rate on or after November 1, 2014, subject to the same proportional adjustment as the Base Conversion Rate.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the legend called for in footnote 1 thereof and the related schedule and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Incremental Share Factor” means 11.7026 shares of Common Stock for each $1,000 principal amount of Securities, subject to the same proportional adjustment as the Base Conversion Rate.

“Indebtedness” means, with respect to any Person, obligations (other than nonrecourse obligations) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are automatically deemed to be part of this Indenture by operation of the TIA.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Calyon Securities (USA) Inc., U.S. Bancorp Investments, Inc., Fifth Third Securities, Inc., Greenwich Capital Markets, Inc. and Wells Fargo Securities, LLC.

“Interest Payment Date” means May 1 and November 1 of each year, commencing May 1, 2008.

“Issue Date” means the date of this Indenture.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NASDAQ Global Select Market or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maximum Conversion Rate” means 29.7441 shares of Common Stock for each $1,000 principal amount of Securities, subject to the same proportional adjustment as the Base Conversion Rate as set forth in subsections (a) through (c) of Section 4.06.

“Officer” means the Chairman, any Vice Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee; provided, however, that for purposes of Section 5.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer, principal operating officer, principal accounting officer or treasurer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Date” means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Registrar” means initially the Trustee.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 31, 2007, among the Company and the Initial Purchasers, as amended and supplemented from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, the April 15 or October 15, as the case may be, immediately preceding such Interest Payment Date.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restrictive legends called for in footnotes 2 and 3 set forth in the form of Security attached as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means up to $275,000,000 aggregate principal amount of 2.75% Convertible Senior Debentures due 2037–Series B, or any $1,000 principal amount thereof (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.

“Stated Maturity” means, with respect to any installment of interest or principal on any Security, the date on which such payment of interest or principal shall become due and payable.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Termination of Trading” will be deemed to have occurred if the Company’s Common Stock (or other common stock into which the Securities are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States, other than as a result of a transaction described in clause (2) of the definition of Change of Control.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Global Select Market is open for trading, or, if the Common Stock is not listed on the NASDAQ Global Select Market, any day on which the principal national securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Sale Price of the Company’s Common Stock and the then applicable Daily Conversion Rate.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” or “VWAP” of the Common Stock on any Trading Day means such price per share as displayed on Bloomberg (or any successor service) page LNCR.Q<equity> (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Voting Stock” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	12.05(a)
“Additional Shares”	4.01(j)
“Agent Members”	2.01(b)
“Bid Calculation Agent”	11.01
“Business Combination”	4.10(a)
“Cash Percentage”	4.12(b)
“Contingent Debt Regulations”	2.18
“Conversion Agent”	2.03(a)
“Conversion Date”	4.02(a)
“Conversion Obligation”	4.12(a)
“DTC”	2.01(a)
“Defaulted Interest”	2.16
“Depositary”	2.01(a)
“Distribution Notice”	4.01(d)

Term	Defined in Section
“Effective Date”	4.01(j)
“Event of Default”	7.01(a)
“ex-dividend date”	4.01(d)
“Expiration Time”	4.06(e)
“Fundamental Change Conversion Notice”	4.01(e)
“Fundamental Change Purchase Date”	3.08(a)
“Fundamental Change Purchase Notice”	3.08(c)
“Fundamental Change Purchase Price”	3.08(a)
“in connection with”	4.01(j)
“Interest Period”	11.01
“Issuer Fundamental Change Notice”	3.08(b)
“Legend”	2.13(a)
“Make Whole Premium”	4.01(j)
“Market Price”	11.01
“Notice of Default”	7.01(b)
“Outstanding”	2.09(a)
“Paying Agent”	2.03(a)
“Primary Registrar”	2.03(a)
“QIB”	2.01(a)
“Redemption Price”	3.01
“Registrar”	2.03(a)
“Remaining Shares”	4.12(a)
“Repurchase Dates”	3.08(a)
“Repurchase Notice”	3.07(b)
“Repurchase Price”	3.07(a)
“Settlement Date”	4.02(a)
“Special Interest”	7.02(c)
“Special Payment Date”	2.16(a)
“Specified Repurchase Date”	3.07(a)
“Spin-Off”	4.06(c)
“Stock Price	4.01(j)

Section 1.03. Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning:

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules Of Construction.

For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(5) the masculine gender includes the feminine and the neuter;

(6) the terms “include”, “including”, and similar terms should be construed as if followed by the phrase “without limitation”;

(7) references to agreements and other instruments include subsequent amendments thereto; and

(8) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “hereunder,” “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. Each Security shall be dated the date of its authentication.

(a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. The Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02. Execution and Authentication.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $275,000,000 aggregate principal amount, except as provided in Sections 2.07 and 2.08.

(b) The Securities shall be executed on behalf of the Company by one of its Officers. The signatures of any of the Officers on the Securities may be manual or facsimile.

(c) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(d) No Security endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $275,000,000 upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and shall state the date on which each original issue of Securities is to be authenticated.

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

(a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange. At the option of the Company, any payment of cash may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9).

(c) The Company hereby initially designates U.S. Bank National Association as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

Section 2.04. Paying Agent To Hold Money In Trust.

Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest, including Contingent Interest, if any, on any Securities, the Company shall deposit a sum sufficient to pay such principal or interest, including Contingent Interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest, including Contingent Interest, if any, on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest including Contingent Interest, if any, on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money so paid to the Trustee.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest, including Contingent Interest, if any, on any Security and remaining unclaimed for two years after such principal or interest, including Contingent Interest, if any, has become due and payable shall promptly be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 2.05. Conversion Agent To Hold Money In Trust.

The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all cash and shares of Common Stock delivered by the Company to the Conversion Agent for the delivery of amounts due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery.

While any such default continues, the Trustee may require a Conversion Agent to deliver all cash and shares of Common Stock delivered by the Company to it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability in respect of such amounts. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all cash and shares of Common Stock held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06. Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.

Section 2.07. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each substantially in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03(a), the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 2.13(a), 4.02(d) or 10.06.

(b) Neither the Company, any Registrar nor the Trustee shall be required to register the transfer of or exchange any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08. Replacement Securities.

(a) If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss, expense, claim or liability, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities.

(a) Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.

(b) If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c) If a Paying Agent holds in respect of the Outstanding Securities on a Redemption Date, Specified Repurchase Date, Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, money sufficient to pay the principal of and accrued interest, including Contingent Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Specified Repurchase Date, Fundamental Change Purchase Date, Final Maturity Date, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding, interest, including Contingent Interest, if any, on such Securities shall cease to accrue and all other rights of the Holder will terminate unless otherwise specified in this Indenture.

(d) Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for definitive Securities in accordance with Sections 2.07 and 2.13 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

Section 2.13. Legend; Additional Transfer and Exchange Requirements.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective under the Securities Act at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective under the Securities Act at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(c) Subject to Section 2.13(b) and in compliance with Section 2.13(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.

As used in Sections 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e) The provisions below shall apply only to Global Securities or any Securities issued in exchange for a Global Security:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to the preceding sentence shall be so exchanged as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3) Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form,

without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) Subject to clause (6) of this Section 2.13(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (ii) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(7) At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE DATE ON WHICH THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) EXPIRES (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.

Section 2.14. CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in a Fundamental Change Purchase Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Fundamental Change Purchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15. Calculations.

Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Holders absent manifest error. The Company shall provide a schedule of calculations to the Trustee upon the Trustee’s request, and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request.

Section 2.16. Payment of Interest; Interest Rights Preserved.

Interest, including Contingent Interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest or Contingent Interest, if any, shall be paid to the Person in whose name the Security is registered at the Close of Business on the Regular Record Date for such interest payment.

Any interest, including Contingent Interest, if any, on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest or Contingent Interest, if any, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the “Special Payment Date”), and on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided.

Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest, including Contingent Interest, if any, accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.17. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.18. Tax Treatment of the Securities.

The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed (in the absence of an administrative pronouncement or judicial ruling to the contrary), for United States federal income tax purposes, (1) to treat the Securities as indebtedness of the Company subject to United States Treasury regulations section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat cash and the fair market value of any Common Stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment, (2) to be bound by the Company’s application of the Contingent Debt Regulations, including the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Debt Regulations, with respect to the Securities and (3) to use such “comparable yield” and “projected payment schedule” in determining interest accruals with respect to such Holder’s Securities and in determining adjustments thereto. A Holder of Securities may obtain the issue price, issue date, yield to maturity, comparable yield and the projected payment schedule by submitting a written request for such information to: Lincare Holdings Inc., 19387 US 19 North, Clearwater, Florida 33764, Attention: Treasurer.

ARTICLE 3

REDEMPTION AND REPURCHASE

Section 3.01. Company’s Right to Redeem; Notice to Trustee.

Prior to November 1, 2014, the Securities shall not be redeemable at the Company’s option. On or after November 1, 2014, the Company, at its option, may redeem the Securities for cash at any time, in whole or in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest, if any, including Contingent Interest, if any, to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest, if any, including Contingent Interest, if any. Instead, the Company shall pay such accrued and unpaid interest, if any, including Contingent Interest, if any, to the Holder of record at the Close of Business on the corresponding Regular Record Date. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Base Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee of the Company’s election to redeem Securities pursuant to this Section 3.01, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection of Securities to be Redeemed.

If the Company decides to redeem fewer than all of the Securities, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate.

Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly (but in any case within seven days of the Trustee’s receipt of the notice from the Company referred to in Section 3.01 unless a shorter notice is acceptable to the Company) of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the portions of the Securities selected to be redeemed.

Following a notice of redemption, Securities and portions of Securities are convertible, pursuant to Section 4.01(a)(3), by the Holder until the Close of Business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03. Notice of Redemption.

At least 30 days but no more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (substantially in the form set forth in Exhibit A) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state (along with any other information the Company wishes to include):

(a) the Redemption Date;

(b) the Redemption Price;

(c) the Base Conversion Rate;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Securities may be converted at any time before the Close of Business on the Business Day prior to the Redemption Date;

(f) the percentage of the Daily Share Amount that will be settled in cash, if any, with respect to any Security that may be converted at any time before the Close of Business on the Business Day prior to the Redemption Date;

(g) that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

(h) that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

(i) that Securities called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect the Redemption Price;

(j) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(k) that, unless the Company defaults in making payments of such Redemption Price, interest, including Contingent Interest, if any, on the Securities called for redemption shall cease to accrue from and after the Redemption Date; and

(l) the CUSIP or other similar number(s), as the case may be, of the Securities being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest, including Contingent Interest, if any, and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

Section 3.05. Deposit of Redemption Price.

Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Upon written request of the Company, the Paying Agent shall as promptly as practicable return to the Company any money not required for the purpose of paying the Redemption Price because of conversion of Securities pursuant to Article 4. If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06. Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07. Repurchase of Securities by the Company at Option of the Holder.

(a) On each of November 1, 2014, November 1, 2017 and November 1, 2022, November 1, 2027 and November 1, 2032 (each, a “Specified Repurchase Date”), each Holder shall have the option to require the Company to repurchase Securities for which that Holder has properly delivered and not withdrawn a written Repurchase Notice (as described below) at a repurchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid interest, if any, including Contingent Interest, if any, on those Securities, to, but excluding, such Specified Repurchase Date (the “Repurchase Price”); provided that if the Specified Repurchase Date is on a date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid interest, if any, including Contingent Interest, if any. Instead, the Company shall pay such accrued and unpaid interest, if any, including Contingent Interest, if any, on the Interest Payment Date, to the Holder of record at the Close of Business on the corresponding Regular Record Date. Not later than 20 Business Days prior to any Specified Repurchase Date, the Company shall mail a Company Notice (substantially in the form set forth in Exhibit A) by first class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i) the Repurchase Price and the Conversion Rate;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Repurchase Notice has been given may be converted only if they are otherwise convertible in accordance with Article 4 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

(v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Specified Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

(vi) the other procedures the Holder must follow to exercise its right to require the Company to repurchase such Holder’s Securities under this Section 3.07 and a brief description of that right;

(vii) briefly, the conversion rights, if any, that exist at the date of the Company Notice or as a result of the Company Notice with respect to the Securities;

(viii) that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, interest, if any, and Contingent Interest, if any, on such Securities shall cease to accrue from and after the Specified Repurchase Date;

(ix) the CUSIP or other similar number(s), as the case may be, of the Securities;

(x) that any Security not properly tendered or otherwise not accepted for repurchase shall remain outstanding and continue to accrue interest and Contingent Interest, if any;

(xi) that, in order to withdraw any Repurchase Notice previously delivered by a Holder to the Paying Agent, the Holder must deliver to the Paying Agent, prior to the Close of Business on the Business Day immediately preceding the Specified Repurchase Date, a written notice of withdrawal specifying (A) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted (or if Certificated Securities have not been issued, the notice of withdrawal must comply with the Applicable Procedures), (B) the principal amount of Securities in respect of which such notice of withdrawal is being submitted, and (C) if the Holder is not withdrawing its Repurchase Notice for all of its Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice; and

(xii) that Holders whose Securities are being repurchased only in part will be issued new Securities equal in principal amount to the portion of the Securities that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

At the Company’s request, the Trustee shall give such Company Notice to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(b) A Holder may exercise its rights specified in Section 3.07(a) upon delivery to the Paying Agent of a written notice of repurchase substantially in the form set forth in Exhibit A (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Specified Repurchase Date until the Close of Business on the Business Day immediately preceding such Specified Repurchase Date, stating:

(i) if Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued for such Security, the Repurchase Notice shall comply with the Applicable Procedures;

(ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(iii) that such Security (or portion thereof) shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

The delivery of such Security (together with all necessary endorsements) to the Paying Agent at any time after delivery of the Repurchase Notice at the offices of the Paying Agent shall be a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall only be obliged to purchase, pursuant to this Section 3.07, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the Repurchase Price to be received by the Holder promptly following the later of the Specified Repurchase Date and the time of delivery of the Security (or portion thereof) to be repurchased (together with all necessary endorsements or notifications of book-entry transfer).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b) at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

There shall be no repurchase of any Securities pursuant to this Section 3.07 if an Event of Default (other than a default in the payment of the Repurchase Price) has occurred prior to, on or after, as the case may, the giving by the Holders of such Securities of the required Repurchase Notice and such Event of Default is continuing. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.08. Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a) In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holders’ Securities not called for redemption or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Purchase Date”, together with the Specified Repurchase Dates, the “Repurchase Dates”) that is 30 Business Days after the date the on which the Fundamental Change occurs (or on which the transaction constituting the Fundamental Change becomes effective), at a purchase price in cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest, if any, including Contingent Interest, if any, on those Securities to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.08(c); provided that if the Fundamental Change Purchase Date is on a date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Purchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid interest, if any, including Contingent Interest, if any. Instead, the Company shall pay such accrued and unpaid interest, if any, including Contingent Interest, if any, on the Interest Payment Date, to the Holder of record at the Close of Business on the corresponding Regular Record Date.

(b) Not later than 20 calendar days prior to the date on which a fundamental change is expected to occur (or a transaction constituting a Fundamental Change is expected to become effective), the Company shall mail a written notice of the occurrence of the Fundamental Change and of the resulting purchase right to the Trustee, Paying Agent and to each Holder of record of Securities (an “Issuer Fundamental Change Notice”). The Issuer Fundamental Change Notice shall include the form of a Fundamental Change Purchase Notice (defined below) to be completed by the Holder and shall state:

(1) the events causing such Fundamental Change;

(2) the date (or expected date) of such Fundamental Change;

(3) the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.08;

(4) the Fundamental Change Purchase Date;

(5) the Fundamental Change Purchase Price;

(6) the Holder’s right to require the Company to purchase the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the then effective Base Conversion Rate and any adjustments to the Base Conversion Rate resulting from such Fundamental Change;

(9) the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.08;

(11) the procedures for withdrawing a Fundamental Change Purchase Notice;

(12) that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest, including Contingent Interest, if any, will cease to accrue on and after the Fundamental Change Purchase Date; and

(13) the CUSIP number of the Securities.

At the Company’s written request, the Trustee shall give such Issuer Fundamental Change Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Issuer Fundamental Change Notice shall be prepared by the Company. In connection with the delivery of the Issuer Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Issuer Fundamental Change Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form set forth in the form of Security attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(1) The Fundamental Change Purchase Notice shall state: (A) if Certificated Securities are to be purchased, the certificate numbers of the Securities which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or any integral multiple thereof and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2) The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3) The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

(4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b).

(5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.09. Effect of Repurchase Notice or Fundamental Change Purchase Notice.

(a) Upon receipt by any Paying Agent of a Repurchase Notice or a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Repurchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. The Repurchase Price or Fundamental Change Purchase Price, as the case may be, shall be paid to such Holder promptly following the later of (i) the applicable Repurchase Date with respect to such Security (provided such Holder has satisfied the conditions in Section 3.07 or 3.08, as the case may be), (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.07 or 3.08, as the case may be. A Security in respect of which a Repurchase Notice or a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Purchase Notice, unless either (i) such Repurchase Notice or Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.09(b); or (ii) there shall be a default in the payment of the Repurchase Price or Fundamental Change Purchase Price, provided, that the conversion right with respect to such Security shall terminate at the Close of Business on the date such default is cured and such Security is purchased in accordance herewith.

(b) A Repurchase Notice or Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and actually received by Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the applicable Repurchase Date, specifying:

(i) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures);

(ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

(iii) the principal amount, if any, of the Securities that remains subject to the original Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, and that has been or shall be delivered for purchase by the Company.

Section 3.10. Deposit of Repurchase Price or Fundamental Change Purchase Price.

Prior to 10:00 a.m., New York City time, on a Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in cash (in immediately available funds) sufficient to pay the aggregate Repurchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof that are to be purchased on that Repurchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Repurchase Date, cash sufficient to pay the aggregate Repurchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities for which a Repurchase Notice or Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Repurchase Date, such Securities shall cease to be outstanding and interest, including Contingent Interest, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price or Fundamental Change Purchase Price, as applicable, upon delivery of such Securities by their Holders to the Paying Agent).

Section 3.11. Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Repurchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased by the Company on such Repurchase Date.

Section 3.12. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Repurchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof that the Company is obligated to purchase on the applicable Repurchase Date, then promptly after the applicable Repurchase Date, the

Paying Agent shall return any such excess cash to the Company.

Section 3.13. Compliance With Securities Laws Upon Purchase of Securities.

When complying with the provisions of Article 3 hereof and subject to any exemptions available under applicable law, the Company shall:

(a) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable to the Company’s purchase of Securities under Article 3;

(b) file a Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.

To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.14. Purchase of Securities In Open Market.

The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements. The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12.

ARTICLE 4

CONVERSION

Section 4.01. Conversion Privilege and Base Conversion Rate.

(a) Any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted by the Holder thereof in accordance with the provisions of this Article 4. Upon conversion, Holders shall be entitled to receive the amount of cash and, if applicable, shares of Common Stock determined in the manner provided in Section 4.12. Securities may be converted at any time prior to the Close of Business on the Business Day immediately preceding the Final Maturity Date only under the following circumstances:

(1) on any Business Day in any fiscal quarter commencing at any time after December 31, 2007, and only during such fiscal quarter, if, as of the last day of the immediately preceding fiscal quarter, the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of such preceding fiscal quarter was more than 130% of the Base

Conversion Price per share of Common Stock on the last day of such preceding fiscal quarter;

(2) on any Business Day during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined by the Trustee following a request by a Holder in accordance with the procedures described in Section 4.01(b), for each Trading Day of that period was less than 98% of the product of the Closing Sale Price of the Common Stock on such day and the then applicable Daily Conversion Rate for such day;

(3) if the Company calls any or all of the Securities for redemption pursuant to Section 3.01;

(4) if the Company distributes to all holders of Common Stock any rights entitling them to purchase, for a period expiring within 45 days of such distribution, Common Stock, or securities convertible into Common Stock, at less than, or having a conversion price per share less than, the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

(5) if the Company distributes to all holders of Common Stock cash, debt securities, other assets or rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

(6) if a Fundamental Change occurs; or

(7) at any time during the period beginning October 1, 2037 and ending at the Close of Business on the Business Day immediately preceding the Final Maturity Date.

(b) In connection with clause (1) of Section 4.01(a), the Company shall determine at the beginning of each fiscal quarter commencing at any time after December 31, 2007 whether the Securities are convertible pursuant to such clause (1) and shall notify the Trustee. In addition, in connection with clause (2) of Section 4.01(a), the Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to such clause (2) unless the Company has requested such determination and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Sale Price of the Common Stock and the then applicable Daily Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than 98% of the product of the Closing Sale Price of the Common Stock and the then applicable Daily Conversion Rate.

(c) If any of the Securities are called for redemption pursuant to Section 3.01, Holders may convert Securities that have been so called for redemption at any time prior to the

Close of Business on the Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time. Following the Close of Business on the Business Day prior to the Redemption Date, the Holders’ right to convert their Securities under Section 4.01(a)(3) will expire unless the Company defaults in making the payment of the Redemption Price.

(d) In the case of a distribution contemplated by clause (4) or (5) of Section 4.01(a), the Company shall notify Holders and the Trustee at least 35 days prior to the ex-dividend date (defined below) for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the Close of Business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clause (4) or (5) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution on an as converted basis (assuming for this purpose that the Securities were convertible solely into a number of shares of Common Stock equal to the then applicable Daily Conversion Rate). The “ex-dividend date” is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (4) or (5) of Section 4.01(a).

(e) In the case of a Fundamental Change, the Company shall provide notice thereof (a “Fundamental Change Conversion Notice”) to the Holders of Securities and the Trustee at least 20 calendar days prior to the anticipated effective date of any Fundamental Change. Holders may surrender Securities for conversion at any time beginning on the anticipated effective date and ending on the Trading Day prior to the Fundamental Change Purchase Date.

(f) The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the Close of Business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures.

(g) Securities in respect of which a Fundamental Change Purchase Notice or Repurchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Purchase Notice or Repurchase Notice, in accordance with the provisions of Article 3.

(h) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(i) The Base Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(j) and Section 4.06.

(j) If a Fundamental Change occurs prior to November 1, 2014 as a result of a transaction described in clauses (1), (2) or (4) of the definition of the term “Change of Control”

or as a result of a Termination of Trading, and a Holder elects to convert its Securities “in connection with” such transaction, the Company shall pay a “Make Whole Premium” by increasing the applicable Base Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock as provided in this Section 4.01(j) (the “Additional Shares”). A conversion of Securities shall be deemed for these purposes to be “in connection with” such Fundamental Change transaction if the notice of conversion is received by the Conversion Agent from and including the effective date of such Fundamental Change transaction (the “Effective Date”) and prior to the Close of Business on the Business Day prior to the Fundamental Change Purchase Date.

The number of Additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below and shall be based on the Effective Date and the price (the “Stock Price”) paid, or deemed to be paid, per share of Common Stock in such transaction, subject to adjustments as set forth herein. If holders of Common Stock receive only cash in the Fundamental Change transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock for each of the ten consecutive Trading Days prior to but excluding the Effective Date.

The following table sets forth the Additional Share amounts, if any, by which the applicable Base Conversion Rate shall be increased for each Stock Price and Effective Date.

Make Whole Premium (Increase in Applicable Base Conversion Rate)

Stock Price on Effective Date	10/31/07	11/1/08	11/1/09	11/1/10	11/1/11	11/1/12	11/1/13	11/1/14
$33.62	10.2397	10.2397	10.2397	10.2397	10.2397	10.2397	10.2397	10.2397
$40.00	9.1243	8.4136	7.7057	7.0182	6.3205	5.6632	5.4956	5.4956
$50.00	8.6450	7.8462	6.9879	6.1228	5.1611	4.0804	2.7695	0.4956
$60.00	7.0255	6.2646	5.4309	4.5998	3.6716	2.6312	1.4168	0.0000
$80.00	5.0086	4.3940	3.7125	3.0622	2.3531	1.5969	0.8231	0.0000
$100.00	3.9370	3.4428	2.8962	2.3862	1.8339	1.2510	0.6537	0.0000
$150.00	2.5442	2.2370	1.8851	1.5714	1.2166	0.8314	0.4348	0.0000
$200.00	1.7871	1.5849	1.3464	1.1431	0.8966	0.6203	0.3254	0.0000
$250.00	1.2785	1.1379	0.9700	0.8401	0.6740	0.4785	0.2584	0.0000

If the actual Stock Price or the Effective Date is not set forth in the table above, then:

(i) if the actual Stock Price on the Effective Date is between two Stock Price amounts in the table or the actual Effective Date is between two Effective Dates in the table, the Additional Share amounts will be determined by a straight-line interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Effective Dates on the table, as applicable, based on a 365-day year;

(ii) if the actual Stock Price on the Effective Date exceeds $250.00 per share of Common Stock, subject to adjustment as set forth herein, no adjustment to the Base Conversion Rate shall be made; and

(iii) if the actual Stock Price on the Effective Date is less than $33.62 per share of Common Stock, subject to adjustment as set forth herein, no adjustment to the Base Conversion Rate shall be made.

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Base Conversion Rate of the Securities is adjusted pursuant to Section 4.06 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Base Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of Additional Share amounts set forth in the table above will be adjusted in the same manner as the Base Conversion Rate as set forth in Section 4.06 hereof.

Notwithstanding the foregoing, in no event shall the Base Conversion Rate exceed 29.7441 shares per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in subsections (a) through (c) of Section 4.06 hereof.

Section 4.02. Conversion Procedure.

(a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (which shall be substantially in the form set forth in the form of Security attached as Exhibit A under the heading “Conversion Notice”) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, (4) pay an amount equal to the interest (including Contingent Interest, if any) payable on the next Interest Payment Date if and as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The “Conversion Date” with respect to a Security means the date on which the Holder of the Security has complied with all of the foregoing requirements to convert such Security. Anything herein to the contrary notwithstanding, in the case of Global Securities, Securities may be surrendered in accordance with the Applicable Procedures of the Depositary as in effect from time to time.

The Conversion Agent will, on the Holder’s behalf, convert the Securities into the right to receive cash and shares of the Company’s Common Stock, if any. The Holder may obtain additional copies of the required form of the Conversion Notice from the Conversion Agent.

Upon the conversion of a Security, the Company shall deliver the Conversion Obligation determined in accordance with Section 4.12 which shall be owing upon such conversion on the third Trading Day following the last Trading Day of the applicable Conversion Reference Period (the “Settlement Date”). Notwithstanding the foregoing, in the event that a Holder converts Securities “in connection with” a Fundamental Change in which the consideration for the Common Stock is comprised entirely of cash, the Conversion Obligation will be calculated based solely on the Stock Price (as such term is defined for purposes of Fundamental Change transactions involving solely cash consideration) with respect to the transaction and will be deemed to be an amount equal to the Daily Conversion Rate (determined as described in Section 1.01 taking into account any adjustment thereto pursuant to Section 4.01(j) and substituting such stock price for the Volume Weighted Average Price) multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash as promptly as practicable but in any event no later than the third Trading Day following the surrender of the Securities for conversion.

(b) A Holder shall not be entitled to any rights of a holder of Common Stock until such Holder has converted its Securities and received upon conversion thereof shares of Common Stock. The person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion, if any, shall become on the date any such certificate or certificates are delivered to such Holder in accordance with the provisions of this Article 4, the holder of record of the shares represented thereby. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares of Common Stock.

(c) Upon conversion of a Security, a Holder will not receive any cash payment representing any accrued and unpaid interest, including Contingent Interest, if any, through the Conversion Date. Instead, accrued and unpaid interest, including Contingent Interest, if any, will be deemed paid by the consideration paid upon conversion. The payment and delivery to the Holder of cash and Common Stock, if any, into which such Holder’s Securities are convertible, together with any cash payment for fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and the Company’s obligation to pay accrued but unpaid interest, including Contingent Interest, if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date. Accrued and unpaid interest, including Contingent Interest, if any, through the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the foregoing, Holders of Securities surrendered for conversion (in whole or in part) during the period from the Close of Business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semiannual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such interest shall be payable on the corresponding Interest Payment Date to the Holder of the Security as of the Close of Business on the Regular Record Date. Upon surrender of any such Securities for conversion after the Close of Business on such Regular Record Date, such Securities shall also be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) if the Company has called the Securities for redemption on a Redemption Date that falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date; (2) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any overdue interest or overdue Contingent Interest, if any such overdue interest or overdue Contingent Interest exists at the time of conversion with respect to such Securities. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for any accrued and unpaid interest (including Contingent Interest, if any) on a converted Security. The Company shall not be required to convert any Securities which are surrendered for conversion without payment of interest (including Contingent Interest, if any) as required by this Section 4.02(c).

The Base Conversion Rate will not be adjusted for accrued and unpaid interest, including Contingent Interest.

(d) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security.

(e) Upon the Company’s determination that Holders are or will be entitled to convert their Securities in accordance with the provisions of this Article 4, the Company shall promptly issue a press release or otherwise publicly disclose this information and use its reasonable efforts to post such information on the Company’s website.

Section 4.03. Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company shall pay an amount in cash equal to the applicable fraction of a share multiplied by the arithmetic average of the Volume Weighted Average Price of the Common Stock for the 20 consecutive Trading Days of the applicable Conversion Reference Period, rounding to the nearest whole cent.

Section 4.04. Taxes on Conversion.

The issue of stock certificates, if any, on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.05. Company To Provide Common Stock.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities in accordance with the provisions of this Indenture.

(b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have listed such shares of Common Stock on the NASDAQ Global Select Market, or each national securities exchange or over the counter market or such other market on which the Common Stock is then listed or quoted.

Section 4.06. Adjustment of Base Conversion Rate.

The Base Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues Common Stock as a dividend or distribution on Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x OS1/OS0

where

CR0	=	the Base Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Base Conversion Rate in effect taking such event into account;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event; and

OS1	=	the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this Section 4.06(a) shall become effective on the date that is immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 4.06(a) is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock, or if the Company issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of

Common Stock or a conversion price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Base Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x (OS0+X)/(OS0+Y)

where

CR0	=	the Base Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Base Conversion Rate taking such event into account;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this Section 4.06(b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Any adjustment made pursuant to this Section 4.06(b) shall become effective on the date that is immediately after the date fixed for the determination of shareholders entitled to receive such rights, warrants, options, other securities or convertible securities. If any right, warrant, option, other security or convertible security described in this Section 4.06(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c) If the Company distributes capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Common Stock, excluding:

(1) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in Section 4.06(a) or (b) above,

(2) dividends or distributions paid exclusively in cash, and

(3) Spin-Offs described below in this Section 4.06(c),

then the Base Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x SP0/(SP0-FMV)

where

CR0	=	the Base Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Base Conversion Rate taking such event into account;

SP0	=	the Closing Sale Price of the Common Stock over the 10 consecutive trading days ending on the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors of the Company) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the ex-dividend date for such distribution.

An adjustment to the Base Conversion Rate made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (a “Spin-Off”), the Base Conversion Rate in effect immediately before the Close of Business on the date fixed for determination of holders of Common Stock entitled to receive such distribution will be adjusted based on the following formula:

CR1	=	CR0 x (FMV0+MP0)/MP0

where

CR0	=	the Base Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Base Conversion Rate taking such event into account;

FMV0	=	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Base Conversion Rate made pursuant to this paragraph will occur on the 10th Trading Day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this Section 4.06(c) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock, the Base Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x (SP0)/(SP0-C)

where

CR0	=	the Base Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Base Conversion Rate taking such event into account;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the ex-dividend date for such distribution;

C	=	the amount in cash per share of Common Stock that the Company distributes to holders of Common Stock.

An adjustment to the Base Conversion Rate made pursuant to this Section 4.06(d) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this Section 4.06(d) is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Base Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0	=	the Base Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Base Conversion Rate taking such event into account;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Base Conversion Rate, no adjustment to the Base Conversion Rate will be made.

Any adjustment to the Base Conversion Rate made pursuant to this Section 4.06(e) shall become effective on the date immediately following the determination of the average of the Closing Sale Prices of Common Stock for purposes of SP1 above. If the Company or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Company or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding the provisions of this Section 4.06, the Base Conversion Rate shall not exceed 29.7441 shares per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in subsections (a) through (c) of this Section 4.06.

(g) If the Company has in effect a rights plan while any Securities remain outstanding, Holders will receive, upon a conversion of Securities in respect of which the Company is required to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights plan unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders would not be entitled to receive any rights in respect of Common Stock, if any, that the Company is required to deliver upon conversion of Securities, the Base Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to Section 4.06(c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(h) For purposes of this Section 4.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(i) In addition to the adjustments described in this Section 4.06, the Company may increase the Base Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to Holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Base Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors has determined that such increase would be in the Company’s best interests. Any increase in the Base Conversion Rate by the Board of Directors shall be subject to the Maximum Conversion Rate. If the Board of Directors makes a determination to increase the Base Conversion Rate, it will be conclusive. The Company shall give Holders of Securities at least 15 days notice of such an increase in the Base Conversion Rate.

(j) The Company shall not take any action that would result in an adjustment pursuant to the above provisions without complying with the shareholder approval rules of the NASDAQ Global Select Market or any stock exchange on which our common stock is listed at the relevant time.

(k) If any adjustment is made to the Base Conversion Rate pursuant to Sections 4.06(a) through (e), the same proportional adjustment will be made to the Maximum Conversion Rate, the Incremental Share Factor and any Fixed Conversion Rate; provided that no adjustment will be made to the Maximum Conversion Rate as a result of any adjustment to the Base Conversion Rate as described in Section 4.06(d) and (e) above.

Section 4.07. No Adjustment.

(a) The Company shall not make any adjustment to the Base Conversion Rate in accordance with the provisions of Section 4.06 if Holders of the Securities are permitted to participate, on an as-converted basis, in the transactions described in Section 4.06 (assuming for this purpose that each $1,000 principal amount of Securities were convertible solely into a number of shares of Common Stock equal to the Base Conversion Rate).

(b) No adjustment in the Base Conversion Rate shall be required to be made unless the adjustment would require an increase or decrease of at least 1% of the Base Conversion Price. If the adjustment is not made because the adjustment does not change the Base Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1,000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Securities on or after November 1, 2014.

(c) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Base Conversion Rate shall be made, the applicable Base Conversion Rate shall not be adjusted for: (i) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan; (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company; (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued; (iv) a change in the par value of the Common Stock; (v) accumulated and unpaid dividends or distributions; or (vi) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock.

(d) Notwithstanding anything in this Section 4.07 to the contrary, in no event shall the Base Conversion Rate be adjusted so that the Conversion Price would be less than $0.01.

Section 4.08. Notice of Adjustment.

Whenever the Base Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee, an Officer’s Certificate setting forth the Base Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate and may assume that the last Base Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such Officer’s Certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate setting forth the adjusted Base Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate to Holders within 20 Business Days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 4.09. Notice of Certain Transactions.

In the event that the Company takes any action which would require an adjustment to the Base Conversion Rate, the Company takes any action that requires the execution of a supplemental indenture in accordance with the provisions of Section 4.10 or if there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a) If the case of the following events (each, a “Business Combination”):

(1) any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of a subdivision or a combination,

(2) any consolidation, merger or combination involving the Company,

(3) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or

(4) any statutory share exchange,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that from and after the effective date of such Business Combination, the settlement of the Conversion Obligation in accordance with the provisions of Section 4.12 shall be based on, and each Remaining Share, if any, deliverable in respect of any such settlement shall consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon such Business Combination. For purposes of the foregoing, where a Business Combination involves a transaction that causes the Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. The Company shall not become a party to any Business Combination unless its terms are materially consistent with the provisions of this Section 4.10. The above provisions of this Section 4.10 shall similarly apply to successive Business Combinations. None of the provisions of this Section 4.10 shall affect the right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article 4 prior to the effective date of a Business Combination.

If this Section 4.10(a) applies to any event or occurrence, Section 4.06 hereof shall not apply.

(b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee (1) an Officer’s Certificate briefly stating the reasons therefore and that all conditions precedent have been complied with and (2) an Opinion of Counsel to the effect that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice of the execution of such supplemental indenture to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

Section 4.11. Trustee’s Disclaimer.

(a) The Trustee shall have no duty to calculate the Base Conversion Rate or to make any computation or determination in connection therewith or to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the same or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4, including, without limitation, whether or not a supplemental indenture is required to be executed.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10.

(c) Neither the Trustee nor any Conversion Agent or any other Agent shall be responsible for determining whether any event contemplated by this Article 4 has occurred which makes the Securities eligible for conversion until the Company has delivered to the Trustee and any Conversion Agent and each other Agent an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee and any such Conversion Agent and other Agent may conclusively rely, and the Company agrees to deliver such Officer’s

Certificate to the Trustee and any such Conversion Agent and each other Agent promptly after the occurrence of any such event.

Section 4.12. Settlement Upon Conversion.

(a) Holders surrendering Securities for conversion shall be entitled to receive, for each $1,000 principal amount of Securities surrendered for conversion: (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”) equal to the sum of the Daily Share Amounts for each of the 20 consecutive Trading Days in the applicable Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such Remaining Shares as set forth in Section 4.12(b) (the amounts so deliverable upon conversion of the Securities, the “Conversion Obligation”). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).

(b) The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Remaining Shares otherwise issuable pursuant to Section 4.12(a). In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Volume Weighted Average Price of the Company’s Common Stock on such Trading Day. The number of shares that the Company shall deliver in respect of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period will be the Daily Share Amount multiplied by a percentage calculated as 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities in accordance with Section 4.03.

(c) For the purposes of Sections 4.12(a) and (b), in the event that any of Conversion Value, Daily Conversion Value, Daily Share Amounts, or Volume Weighted Average Price is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Conversion Value, Daily Share Amounts, and Volume Weighted Average Price (which calculations shall be evidenced by an Officer’s Certificate delivered to the Trustee).

ARTICLE 5

COVENANTS

Section 5.01. Payment of Securities.

(a) The Company shall duly and punctually pay the principal of and interest (including Contingent Interest, if any) on the Securities in accordance with the terms of the Securities and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Holders.

(b) A payment of principal or interest (including Contingent Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company) (or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Accrued and unpaid interest, including Contingent Interest, if any, on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(c) Payment of the principal of and interest, if any, including Contingent Interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Certificated Securities having an aggregate principal amount of $5,000,000 or less may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest including Contingent Interest, if any, payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

Section 5.02. Reports by Company.

(a) The Company shall deliver to the Trustee, within 15 days after it files them with the SEC, copies of all annual reports, quarterly reports and other documents that it files with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. In the event the Company at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all reports, if any, as may be required by the provisions of TIA Section 314(a).

(b) Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.03. Compliance Certificates.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2007), an Officer’s Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. Such certificates need not comply with Section 12.04 of this Indenture.

Section 5.04. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05. Maintenance of Corporate Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06. Rule 144A Information Requirement.

During the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities, make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities

Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

Section 5.07. Stay, Extension And Usury Laws.

The Company covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest (including Contingent Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08. Payment of Additional Interest.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 5.09. Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

ARTICLE 6

CONSOLIDATION; MERGER; SALE OF ASSETS

Section 6.01. Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company shall not consolidate with or merge with or into any other entity and the Company shall not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets to any Person in a single transaction or series of related transactions, unless:

(1) either (A) the Company shall be the surviving Person or (B) the surviving Person (if other than the Company) shall be organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, and interest on, including Contingent Interest, if any, on all the Securities and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company;

(2) after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) if the Company will not be the resulting or surviving Person, the Company shall have, at or prior to the effective date of such consolidation or merger or sale, conveyance, assignment, transfer, lease or other disposition, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, or merger or sale, conveyance, assignment, transfer, lease or other disposition complies with this Article 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s assets in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01. Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a default by the Company in the payment of the principal amount, Redemption Price, Repurchase Price or Fundamental Change Purchase Price with respect to any Security when such payment becomes due and payable; or

(2) a default by the Company for 30 days in the payment of any interest (including Contingent Interest, if any) on the Securities; or

(3) a failure by the Company for 15 days to convert any Securities into cash, and, if applicable, shares of Common Stock in the amounts set forth in this Indenture; or

(4) failure by the Company to provide an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in Section 3.08(b) hereof; or

(5) failure for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding has been received by the Company to comply with any of the Company’s agreements in the Securities or this Indenture; or

(6) default by the Company or any of its Subsidiaries in the payment of principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the Company’s indebtedness or indebtedness of the Company’s Subsidiaries for money borrowed in excess of $50.0 million in the aggregate, whether such indebtedness exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would not be deemed to have occurred; or

(7) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Subsidiary into another Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 7.01(a)(7); or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary insolvency proceeding;

(B) appoints a custodian of the Company or any Significant Subsidiary of the Company for any substantial part of their property;

(C) orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary of the Company;

(D) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary of the Company; or

(E) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days.

(b) Notwithstanding Section 7.01(a) no Event of Default under clause (5) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (5) of Section 7.01(a), or obtain a waiver, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.

(c) The Company will deliver to the Trustee, within 30 days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

Section 7.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 7.01(a)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest, including Contingent Interest, if any, on all Securities through the date of such declaration to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest, including Contingent Interest, if any, shall become due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 7.01(a) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, including Contingent Interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(2) all overdue interest, including overdue Contingent Interest, if any, on all Outstanding Securities,

(3) the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Defaults or Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the provisions of Section 5.02 of this Indenture and for any failure to comply with Section 314(a)(1) of the Trust Indenture Act shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities. Such Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest

Payment Date following the date on which such Special Interest began to accrue on the Securities. Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 5.02 or failure to comply with Section 314(a)(1) of the Trust Indenture Act shall first occur to but not including the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to the failure to comply with Section 5.02 and failure to comply with Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 365th day), such Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 5.02 and failure to comply with Section 314(a)(1) of the Trust Indenture Act shall not have been cured or waived prior to such 365th day, the Securities shall be subject to acceleration as provided in this Section 7.02. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 5.02 and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, the Securities shall be subject to acceleration as provided above in this Section 7.02.

If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 5.02 and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, (1) the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 7.02.

Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any interest, including Contingent Interest, if any, on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of any Security at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 7.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 7.04. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (or any predecessor trustee) under Section 8.07;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 7.07. Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the Holders of a majority in principal amount of the Outstanding Securities within 60 days after the original request;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 7.08. Unconditional Right of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, accrued and unpaid interest, if any, Contingent Interest, if any, Redemption Price, Repurchase Price, Fundamental Change Purchase Price, Additional Interest, if any, or Special Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or expenses for which the Trustee has not received adequate indemnity as determined by it in good faith or be unduly prejudicial to Holders not joining therein; and

(b) subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.13. Waiver of Past Defaults.

Subject to Section 7.08, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Common Stock and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 7.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of purchase pursuant to Article 3 hereof, on the Fundamental Change Purchase Date).

Section 7.15. Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE 8

TRUSTEE

Section 8.01. Duties of Trustee.

(a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform those duties and only those duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this clause (c) does not limit the effect of clauses (b) or (d) of this Section 8.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c), (d) and (f) of this Section 8.01; and

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 8.02. Notice of Default.

Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 8.03. Certain Rights of Trustee.

Subject to the provisions of Section 8.01 hereof:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of Securities;

(i) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including each Agent), custodian and other Person employed to act hereunder;

(k) the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;

(l) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(m) the Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct or negligence on the part of any of them selected by the Trustee using due care;

(n) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture; and

(o) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation , acts of God;, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, losses or malfunctions of utilities, computers (hardware or software) or communications services, labor disputes, acts of civil or military authorities and governmental action.

Section 8.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.05. Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Registrar, Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent.

Section 8.06. Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.

Section 8.07. Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and, together with the lien referred in the next sentence, shall survive the satisfaction and discharge, and termination for any reason, of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. To secure the Company’s obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money and property held or collected by the Trustee, other than money or property held in trust for the payment of principal of or interest on particular Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(a)(7) or Section 7.01(a)(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

Section 8.08. Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the TIA.

Section 8.09. Trustee Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in

The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.

Section 8.10. Resignation and Removal; Appointment of Successor Trustee.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 811 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or of any removal of the Trustee as hereinafter provided, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2) the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11. If, within 60 days after such removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 7.14, on behalf of himself and all others similarly situated, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 8.11. Acceptance of Appointment by Successor.

(a) Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder, subject nevertheless to its lien provided for in Section 8.07, and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts and duties. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

(b) No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.

(c) Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 8.14. Reports By Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).

(b) A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any national securities exchange.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether on the Final Maturity Date, any Redemption Date or Specified Repurchase Date or a Fundamental Change Purchase Date, upon conversion or otherwise, provided, that

(i) the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its Affiliates) or a Conversion Agent, if applicable, immediately available funds and/or shares of Common Stock, if any, in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any, and Contingent Interest, if any) to the date of such deposit and/or for the payment of amounts due upon conversion;

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.13 and 5.01 and this Article 9 shall survive until the Securities have been paid in full.

Section 9.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 2.04, all United States dollars deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

Section 9.03. Reinstatement.

If the Trustee, any Paying Agent or any Conversion Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee, such Paying Agent or such Conversion Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee, such Paying Agent or such Conversion Agent.

ARTICLE 10

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1) evidencing the succession of another corporation to the Company and the assumption by that successor corporation of the Company’s obligations under this Indenture and the Securities;

(2) adding to the covenants of the Company or add any rights for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3) securing the obligations of the Company in respect of the Securities;

(4) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;

(5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

(6) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 6);

(7) establishing the forms or terms of the Securities;

(8) curing any ambiguity, omission, defect or inconsistency in the Indenture, correcting or supplementing any provision in the Indenture, or making any other provisions with respect to matters or questions arising under the Indenture, so long as the interests of Holders of Securities are not adversely affected in any material respect under this Indenture, provided that such amendment made solely to conform the provisions of the Indenture to the corresponding description of the Securities contained in the applicable offering memorandum shall be deemed to not adversely affect the interests of the Holders;

(9) making any change that will not adversely affect the rights of the Holders in any material respect.

Section 10.02. With Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. However, without the written consent of each Holder affected, an amendment or supplement may not:

(1) change the Stated Maturity of any payment of principal of or any installment of interest on any Security (including the payment of Contingent Interest, if any);

(2) reduce the principal amount of Securities or alter the manner or rate of accrual of interest (including Contingent Interest) on the Securities;

(3) reduce Redemption Price, Repurchase Price or Fundamental Change Purchase Price payable with respect to any of the Securities;

(4) change the Company’s obligation to redeem any Security on a Redemption Date in a manner adverse to such Holder;

(5) change the Company’s obligation to repurchase any Security at the option of a Holder in manner adverse to such Holder;

(6) change the Company’s obligation to repurchase any Security upon a Fundamental Change in a manner adverse to such Holder;

(7) change the currency of payment of principal or interest (including the payment of Contingent Interest), if any, in respect of any Securities;

(8) impair the right of a Holder to convert any Security or reduce the number of shares of Common Stock or any other property receivable upon conversion;

(9) make any change in the amendment provisions of this Indenture which require each Holder’s consent or change in the waiver provisions of this Indenture; or

(10) impair the right to institute suit for the enforcement of any payment on or with respect to any Security.

(b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay any amounts due or to deliver amounts due upon conversion, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c) Upon delivery to the Trustee of a Company Request, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, if required, the Trustee shall, subject to Section 10.03, join with the Company in the execution of such supplemental indenture.

(d) It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03. Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.04, and (subject to Section 8.01 and Section 8.03(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture, agreement or instrument, or acceptance of any such additional trust, is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument, or accept any such additional trusts, which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the TIA as then in effect.

Section 10.06. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 10.07. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 12.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 11

CONTINGENT INTEREST

Section 11.01. Contingent Interest. Additional interest (“Contingent Interest”) will accrue on each Security during any six-month period from May 1 to October 31 and from November 1 to April 30 (an “Interest Period”), commencing after November 1, 2014, if the average Market Price of the Securities for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Interest Period (the “Applicable Five-Day Trading Period”) equals 120% or more of the principal amount of the Securities. If Contingent Interest accrues during an Interest Period pursuant to the preceding sentence, the amount of Contingent Interest payable with respect to such Interest Period per $1,000 principal amount of Securities shall equal 0.25% of the average Market Price during the Applicable Five-Day Trading Period with respect to such Interest Period.

The “Market Price” of any Security on any date of determination means the average of the secondary market bid quotations per Security obtained by the Bid Calculation Agent for

$5,000,000 aggregate principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent, nationally recognized securities dealers the Company selects, provided that if:

(a) at least three such bids are not obtained by the Bid Calculation Agent, or

(b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities,

then the Market Price of the Securities will equal the average of the Daily Conversion Values for each of the five Trading Days ending on such determination date, appropriately adjusted.

The “Bid Calculation Agent” means such Person as the Company may designate as the Bid Calculation Agent from time to time, and will initially be the Trustee.

The Trustee’s sole responsibility pursuant to this Section 11.01 shall be to obtain the Market Price of the Securities for each Trading Day during the Applicable Five-Day Trading Period and to provide such information to the Company, to the extent that the Trustee is then the Bid Calculation Agent. The Company shall determine whether holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 11.03. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

Section 11.02. Payment of Contingent Interest. Contingent Interest for any Interest Period shall be paid on the immediately succeeding Interest Payment Date of the relevant six-month period to the Person in whose name any Security is registered on the Security Register at the Close of Business on the corresponding Regular Record Date. Contingent Interest due under this Article 11 shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.

Section 11.03. Contingent Interest Notification. Promptly upon determination that Securityholders will be entitled to receive Contingent Interest during an Interest Period, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying the Interest Period or otherwise publicly disclose this information and use its reasonable efforts to post such information on its Web site.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.02. Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Lincare Holdings Inc.

19387 US 19 North

Clearwater, Florida 33764

Attention: General Counsel

Facsimile No.: (727) 532-9692

or at any other address previously furnished in writing to the Trustee by the Company, with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Attention: Deanna Kirkpatrick

Facsimile No.: (212) 450-3800

if to the Trustee, to:

U.S. Bank National Association

150 Fourth Avenue North, 2nd Floor

Nashville, Tennessee 37219

Attention: Corporate Trust Services

Facsimile No.: (615) 251-0737

or at any other address previously furnished in writing to the Holders or the Company or any other obligor on the Securities by the Trustee.

Such notices or communications shall be effective only when actually received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-

class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 12.03. Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

Section 12.04. Compliance Certificates and Opinions.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.05.

(b) The ownership of Securities shall be proved by the register maintained by the Primary Registrar.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

(f) If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.06. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.07. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Date, Fundamental Change Purchase Date or Final Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Repurchase Date, Fundamental Change Purchase Date or Final Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Fundamental Change Purchase Date or Final Maturity Date, as the case may be, to the next succeeding Business Day.

Section 12.08. Governing Law; Waiver of Trial by Jury.

THIS INDENTURE, THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, incorporator or agent of the Company will have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

Section 12.11. Successors and Assigns.

All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 12.12. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.13. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14. Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 12.15. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

LINCARE HOLDINGS INC.

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Assistant Vice President

Exhibit A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.2

BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE EARLIER OF (X) THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) THE DATE WHEN HOLDERS, OTHER THAN HOLDERS THAT ARE THE COMPANY’S AFFILIATES, OF THE SECURITIES AND THE COMMON

[1]	This paragraph should be included only if the Security is a Global Security.
[2]	This paragraph should be included only if the Security is a Restricted Security.

STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES ARE ABLE TO SELL SUCH SECURITIES IMMEDIATELY WITHOUT RESTRICTION PURSUANT TO THE PROVISIONS OF RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR RULE THERETO OR OTHERWISE (THE “RESALE RESTRICTION TERMINATION DATE”), IN EACH CASE ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.3

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 2.18 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF A SECURITY AGREES (IN THE ABSENCE OF AN ADMINISTRATIVE PRONOUNCEMENT OR JUDICIAL RULING TO THE CONTRARY), FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS OF THE COMPANY SUBJECT TO UNITED STATES TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT CASH AND THE FAIR MARKET VALUE OF ANY COMMON STOCK BENEFICIALLY RECEIVED UPON CONVERSION AS A CONTINGENT PAYMENT, (II) TO BE BOUND BY THE COMPANY’S APPLICATION OF THE CONTINGENT DEBT REGULATIONS, INCLUDING THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO SUCH HOLDER’S SECURITIES AND (III) TO USE SUCH “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” IN DETERMINING INTEREST ACCRUALS WITH RESPECT TO SUCH HOLDER’S SECURITIES AND IN DETERMINING ADJUSTMENTS THERETO. A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: LINCARE

[3]	This paragraph should be included only if the Security is a Restricted Security.

HOLDINGS INC., 19387 US 19 NORTH, CLEARWATER, FLORIDA 33764, ATTENTION: TREASURER.4

Lincare Holdings Inc.

2.75% Convertible Senior Debentures due 2037–Series B

No. R-	CUSIP: 532791 AD2

Lincare Holdings Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal sum as set forth in the “Schedule of Exchanges of Securities” attached hereto, which shall not exceed TWO HUNDRED SEVENTY FIVE MILLION DOLLARS ($275,000,000) on November 1, 2037.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

[4]	This paragraph should be included for ALL Securities.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

LINCARE HOLDINGS INC.

By:
Name:	Paul G. Gabos
Title:	Chief Financial Officer

Dated:

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

Lincare Holdings Inc.

2.75% Convertible Senior Debentures due 2037–Series B

1.	Interest

Lincare Holdings Inc., a Delaware corporation (the “Company”, which term shall include any successor company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 2.75% per annum. The Company shall pay interest semiannually on May 1 and November 1 of each year (each an “Interest Payment Date”), commencing May 1, 2008. Interest payable on any Interest Payment Date shall include interest accrued from and including the immediately preceding Interest Payment Date (or if none, from and including October 31, 2007) to but excluding the relevant Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day and without any interest in respect of the delay. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the rate of 2.75% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.

Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement, any Special Interest that may be payable in accordance with the provisions of Section 7.02 and any Contingent Interest that may be payable as provided herein.

2.	Method of Payment

The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at the Close of Business on April 15 or October 15, as the case may be (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent, Registrar and Conversion Agent

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holders. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4.	Indenture

This Security is one of a duly authorized issue of Securities of the Company designated as its 2.75% Convertible Senior Debentures Due 2037–Series B (the “Securities”), issued under an Indenture, dated as of October 31, 2007 (together with any supplemental indentures thereto, the “Indenture”), between the Company named therein and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them. The Securities are limited to $275,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

5.	Redemption

At any time on or after November 1, 2014 and prior to maturity, the Securities may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of Securities at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of Securities being redeemed, plus accrued and unpaid interest, if any, including Contingent Interest, if any, to, but not including, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest, including Contingent Interest, if any. Instead, the Company shall pay such accrued and unpaid interest, including Contingent Interest, if any, on the Interest Payment Date, to the Holder of record at the Close of Business on the corresponding Regular Record Date.

6.	Purchase of Securities at Option of Holder on Specified Dates

On each of November 1, 2014, November 1, 2017 and November 1, 2022, November 1, 2027 and November 1, 2032 (each, a “Specified Repurchase Date”), each Holder shall have the option to require the Company to repurchase Securities for which that Holder has properly delivered and not withdrawn a written repurchase notice, all as provided in the Indenture, at a repurchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid interest, including Contingent Interest, if any, on those Securities, to, but not including, such Specified Repurchase Date (the “Repurchase Price”); provided that if the Specified Repurchase Date is on a date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid interest, including Contingent Interest, if any. Instead, the Company shall pay such accrued and unpaid interest, Contingent Interest, if any, on the Interest Payment Date, to the Holder of record at the Close of Business on the corresponding Regular Record Date.

7.	Purchase of Securities at Option of Holder Upon a Fundamental Change

Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the date specified by the Company in accordance with the provisions of Article 3 of the Indenture.

8.	Conversion

Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, the Holder may surrender for conversion all or any portion of this Security that is in an integral multiple of $1,000. Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture. The initial Base Conversion Rate of the Securities shall be 19.5044 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in accordance with the provisions of Article 4 of the Indenture. If a Holder converts all or any portion of this Security in connection with the occurrence of certain Fundamental Change transactions, the Base Conversion Rate shall be increased in the manner and to the extent described in Section 4.01(j) of the Indenture.

Securities surrendered for conversion (in whole or in part) during the period from the Close of Business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) if the Company has called the Securities for redemption on a Redemption Date that falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date; (2) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

A Security in respect of which a Holder has submitted a Fundamental Change Purchase Notice may be converted only if such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.

9.	Contingent Interest

The Company shall pay Contingent Interest to the Holders of the Securities during any six-month period from May 1 to October 31 and November 1 to April 30, commencing after November 1, 2014, if the average Market Price of the Securities for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable six-month period equals 120% or more of the principal amount of the Securities.

The amount of Contingent Interest payable per $1,000 principal amount of the Security with respect to any six-month period will equal the annual rate of 0.25% of the average Market Price of a Security for the five Trading Day measuring period referred to above.

Contingent Interest, if any, will accrue and be payable on the Interest Payment Date of the relevant six-month period to Holders of the Securities as of the Regular Record Date relating to such Interest Payment Date.

10.	Denominations, Transfer, Exchange

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11.	Persons Deemed Owners

The Holder of a Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.

13.	Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived subject to certain exceptions with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

14.	Successor Entity

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15.	Defaults and Remedies

An Event of Default shall occur upon the occurrence of any of the events specified in Section 7.01(a) of the Indenture. Subject to the provisions of the penultimate paragraph of Section 7.02(c) of the Indenture, if an Event of Default shall occur and be continuing with respect to the Securities (other than an Event of Default specified in clause (7) or (8) of Section 7.01(a) of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest, including Contingent Interest, if any, on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest, including Contingent Interest, if any, shall become due and payable immediately. If an Event of Default specified in clauses (7) or (8) of Section 7.01(a) of the Indenture occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, including Contingent Interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Outstanding Securities, (3) the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Defaults and Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may, in accordance with the provisions of the Indenture, withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or to deliver amounts owing upon conversion) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

16.	Trustee Dealings with the Company

U.S. Bank, National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.	No Recourse Against Others

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

18.	Authentication

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.	Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Lincare Holdings Inc., 19387 US 19 North Clearwater, Florida 33764, Attention: General Counsel, Facsimile No. (727) 532-9692.

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is TWO HUNDRED SEVENTY FIVE MILLION DOLLARS ($275,000,000) The following exchanges, purchases or conversions of a part of this Global Security have been made:

Date	Authorized Signatory of Securities Custodian	Notation Stating and Explaining Change in Principal Amount Recorded	Principal Amount of this Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)

Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF NOTICE OF REDEMPTION

[DATE]

To the Holders of the 2.75% Convertible Senior Debentures – Series B due November 1, 2037 issued by Lincare Holdings Inc.:

Lincare Holdings Inc. (the “Issuer”) by this written notice hereby exercises, pursuant to Section 3.01 of that certain Indenture (the “Indenture”), dated as of October 31, 2007, between the Issuer and U.S. Bank National Association, its right to redeem $[            ] of its 2.75% Convertible Senior Debentures due November 1, 2037 (the “Securities”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1.	Redemption Date: [ , ]

2.	Redemption Price: $[ ]

3.	Conversion Rate: Each $1,000 principal amount of the Securities is convertible into the Settlement Amount, at a rate of [•] shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment, during the period described below.

4.	Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5.	The Securities called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. (New York City time) on the Business Day immediately prior to the Redemption Date set forth above.

6.	The Securities called for redemption and not converted at your election prior to 5:00 p.m. (New York City time) on the Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Redemption Date.

7.	If you elect to convert your Securities, you must satisfy the requirements for conversion set forth in your Securities.

8.	Your Securities called for redemption must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Redemption Price.

9.	[The Securities bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

Certificate Number(s) Principal Amount]

10.	Unless the Issuer defaults in making the payment of the Redemption Price owed to you, Interest, Contingent Interest, if any, and Additional Interest, if any, on your Securities called for redemption shall cease to accrue on and after the Redemption Date.

11.	CUSIP Number: [532791 AD2]

LINCARE HOLDINGS INC.

FORM OF NOTICE OF REPURCHASE

[DATE]

To the Beneficial Owners of the 2.75% Convertible Senior Debentures – Series B due November 1, 2037 (the “Securities”) issued by Lincare Holdings Inc.:

Lincare Holdings Inc. (the “Issuer”) by this written notice hereby notifies you, pursuant to Section [3.07] [3.08] of that certain Indenture (the “Indenture”), dated as of October 31, 2007, between the Issuer and U.S. Bank National Association, that you may request the Issuer to repurchase your Securities by delivery of a Repurchase Notice. Included herewith is the form of Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1. Repurchase Date: [            ]

2. Repurchase Price: [            ]

3. Conversion Rate: To the extent described in Item 5 below, each $1,000 principal amount of the Securities is convertible into the Settlement Amount, at a rate of [•] shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment.

4. Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5. The Securities as to which you have delivered a Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 4 of the Indenture and the terms of the Securities only if you withdraw such Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Issuer’s common stock at any time prior to the Close of Business on the Business Day immediately preceding November 1, 2037, only upon the occurrence of the following events:

(a)	during any calendar quarter commencing after the calendar quarter ending December 31, 2007 and only during such calendar quarter, if the Closing Price of the Issuer’s Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of such preceding fiscal quarter was more than 130% of the Base Conversion Price per share of Common Stock on the last day of such preceding fiscal quarter;

(b)	during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Securities for each day of such Measurement Period was less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate of the Securities on each such day;

(c)	if the Issuer has called the Securities for redemption, at any time prior to the Close of Business on the Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time;

(d)	if the Issuer elects to make specified distributions to holders of Common Stock as described in the Indenture;

(e)	if a Fundamental Change occurs; or

(f)	during the last month prior to November 1, 2037.

6. The Securities as to which you have delivered a Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Repurchase Price.

7. The Repurchase Price for the Securities as to which you have delivered a Repurchase Notice and not withdrawn such Repurchase Notice shall be paid promptly following the later of the Business Day immediately following such Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

8. In order to exercise your option to have the Issuer repurchase your Securities, you must deliver the Repurchase Notice, duly completed by you with the information required by such Repurchase Notice (as specified in Section [3.07] [3.08] of the Indenture) and deliver such Repurchase Notice to the Paying Agent at any time from 9:00 a.m. (New York City time) on [insert day that is 20 Business Days prior to Repurchase Date] until 5:00 p.m. (New York City time) on the [insert the Business Day immediately preceding the Repurchase Date].

9. In order to withdraw any Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. (New York time) on [insert day that is the Business Day prior to the Repurchase Date], a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted (or if the Securities are not in definitive form, the notice of withdrawal must comply with the Applicable Procedures), and (iii) if you are not withdrawing your Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice.

10. Unless the Issuer defaults in making the payment of the Repurchase Price owed to you, Interest, Contingent Interest, if any, on your Securities as to which you have delivered a Repurchase Notice shall cease to accrue on and after the Repurchase Date.

11. CUSIP Number: [532791 AD2]

12. Any Security not properly tendered or not otherwise accepted for repurchase shall remain outstanding and continue to accrue interest, Contingent Interest, if any.

13. Holders whose Securities are being repurchased only in part will be issued new Securities equal in principal amount to that portion of the Securities tendered (or transferred by book-entry) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

LINCARE HOLDINGS INC.

FORM OF [REPURCHASE][FUNDAMENTAL CHANGE PURCHASE] NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Lincare Holdings Inc. (the “Company”) pursuant to Section [3.07][3.08] of that certain Indenture (the “Indenture”), dated as of October 31, 2007, between the Company and U.S. Bank National Association, and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture at the [Specified Repurchase][Fundamental Change Purchase] Price, together with accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), to, but not including, the [Specified Repurchase][Fundamental Change Purchase] Date, to the registered Holder hereof.

Date:
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral

Multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

A-1

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES

Re:	2.75% Convertible Senior Debentures Due 2037–Series B (the “Securities”) of Lincare Holdings Inc.

This certificate relates to $             principal amount of Securities owned in (check applicable box) ☐ book-entry or ☐ definitive form by              (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.13 of the Indenture, dated as of October 31, 2007, among Lincare Holdings Inc., and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

Such Security is being acquired for the Transferor’s own account, without transfer.

Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

Such security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

A-2

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)

A-3